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As filed with the Securities and Exchange Commission on April 17, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEAN HARBORS, INC.
(Exact name of Registrant as specified in its charter)

Massachusetts	4953	04-2997780
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

42 Longwater Drive
Norwell, MA 02061-9149
(781) 792-5000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

C. Michael Malm, Esq.
Davis, Malm & D'Agostine, P.C.
One Boston Place
Boston, Massachusetts 02108
Telephone: (617) 367-2500
Telecopy: (617) 523-6215
(Address, including zip code, and telephone number, including area code, of agent for service of process)

          Approximate date of commencement of proposed sale of the securities to the public:    At such time or from time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Debt securities

Common Stock, $0.01 par value per share

Preferred Stock, $0.01 par value per share

Warrants

(1)
This registration statement registers an unspecified amount of securities of each identified class. The proposed maximum offering price per unit and the proposed maximum aggregate offering price will be determined from time to time by the Registrant in connection with the offering of the securities hereunder.

(2)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Clean Harbors, Inc.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS

        Clean Harbors, Inc. may offer, from time to time, debt securities, common stock, preferred stock, and warrants. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

        Our common stock is quoted on the NASDAQ Global Select Market under the symbol "CLHB".

        Investing in our securities involves risks. You should carefully consider the "Risk Factors" which may be included in any prospectus supplement, or which are incorporated by reference into this prospectus.

        We may sell the securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters will be stated in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2008.

*    *    *

        No person has been authorized to give any information or to make any representation not contained in, or incorporated by reference into, this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We do not imply or represent by delivering this prospectus that Clean Harbors, Inc., or its business, is unchanged after the date of the prospectus or that the information in this prospectus is correct as of any time after its date.

        The information in this prospectus or any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any accompanying prospectus supplement, before making an investment decision.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Using this process, we may, from time to time, offer any combination of securities described in this prospectus in one or more offerings and selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the heading "Where You Can Find More Information" and "Incorporation of Documents by Reference."

        When used in this prospectus and any prospectus supplement, unless the context requires otherwise, the terms "we," "our," "us," "Clean Harbors," or the "Company" refer collectively to Clean Harbors, Inc. and its subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference to our filings under the Securities Exchange Act of 1934 include "forward-looking statements," as defined by federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could" and similar expressions or phrases identify forward-looking statements.

        All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in the environmental services industry. Others are more specific to our operations. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

        Factors that may cause actual results to differ from expected results include, among others:

  •
  our ability to manage the significant environmental liabilities which we assumed in connection with our past acquisitions, including in particular our acquisitions of substantially all the assets of the Chemical Services Division, or "CSD," of Safety-Kleen Corp. in 2002 and of Teris LLC in 2006;

  •
  the availability and costs of liability insurance and financial assurances required by governmental entities relating to our facilities;

  •
  our future cash flow and earnings;

  •
  our ability to meet our debt obligations;

  •
  our ability to increase our market share;

  •
  our ability to retain our significant customers;

  •
  our ability to manage business growth and diversification and the effectiveness of our information systems;

  •
  our ability to compete with competitors in our industry;

  •
  the outcome of current and potential legal proceedings;

  •
  our ability to attract and retain qualified management personnel;

  •
  the effects of general industry and economic conditions;

  •
  our ability to identify suitable acquisition candidates or joint venture relationships for expansion, to consummate these transactions on favorable terms and to achieve satisfactory operating results from the acquired businesses; and

  •
  our ability to avoid unforeseen material liabilities as a result of acquiring new companies.

        All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement might not occur.

        See "Risk Factors" in any prospectus supplement for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in such prospectus supplement are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements and other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized and, even if substantially realized, they may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

THE COMPANY

        We are one of the largest providers of environmental services and the largest operator of non-nuclear hazardous waste treatment facilities in North America based on 2007 industry reports. We service approximately 65% of North America's commercial hazardous incineration volume and 23% of North America's hazardous landfill volume, and are the industry leader in total hazardous waste disposal facilities. We perform environmental services for a diversified industry base with over 45,000 customers, including more than 325 Fortune 500 companies, in the United States, Canada, Puerto Rico and Mexico. We perform environmental services through a network of more than 100 service locations, and we operate six incineration facilities, nine commercial landfills, six wastewater treatment operations, and 20 transportation, storage and disposal facilities, or "TSDFs," as well as six polychlorinated biphenyls, or "PCB," management facilities, two oil and used oil products recycling facilities and two solvent recycling facilities.

        The wastes that we handle include materials that are classified as "hazardous" because of their unique properties, as well as other materials subject to federal and state environmental regulation. We provide final treatment and disposal services designed to manage hazardous and non-hazardous wastes, which cannot be economically recycled or reused. We transport, treat and dispose of industrial wastes for commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies and governmental entities.

        Clean Harbors, Inc. was incorporated in Massachusetts in 1980. Our corporate offices are located at 42 Longwater Drive, Norwell, MA 02161, (telephone (781) 792-5000). Shares of our common stock trade on The Nasdaq Global Select Market under the symbol "CLHB." Our website address is www.cleanharbors.com. The information contained or incorporated in our website is not part of this prospectus or of any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        Clean Harbors files annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits and schedules, under the Securities Act of 1933 with respect to the securities that we may issue from time to time. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits and schedules. You may read and copy the registration statement and any reports, statements or other information filed by us with the SEC at the SEC's public reference facility at:

Room 1580
100 F Street, N.E.
Washington, D.C. 20549

        You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding issuers like us that file electronically with the SEC. You may also obtain copies of these materials through our website, http://www.cleanharbors.com.

        Our common stock is quoted on the NASDAQ Global Select Market under the symbol "CLHB" and our SEC filings can also be read at the following address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF INFORMATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of the documents we file with the SEC can be read at the SEC's public reference facility at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facility.

        We are "incorporating by reference" in this prospectus some of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in specified documents that we file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of any offering of securities offered by this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  our definitive Proxy Statement dated April 9, 2008 for our Annual Meeting of Shareholders to be held on May 15, 2008; and

  •
  our Report on Form 8-K filed with the SEC on January 3, 2008.

        Information contained in any prospectus supplement modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

        We will provide a copy of the documents we incorporate by reference (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested), at no cost, to you if you submit a request to us by writing to or telephoning us at the following address or telephone number:

Clean Harbors, Inc.
42 Longwater Drive
Norwell, Massachusetts 02061-9149
Telephone: (781) 792-5100
Attention: Executive Offices

        We have filed this prospectus with the SEC as part of a registration statement on Form S-3 (File No. 333-                        ) under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

USE OF PROCEEDS

        Except as otherwise described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for one or more of the following purposes:

  •
  repay or refinance, in part, existing indebtedness;

  •
  finance, in part, the cost of acquisitions;

  •
  finance capital expenditures and capacity expansion; and/or

  •
  general corporate purposes and working capital.

Funds which are not required immediately for these purposes may be invested temporarily in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the five years ended December 31, 2007, 2006, 2005, 2004 and 2003.

	2007		2006		2005		2004		2003
Ratio of earnings to fixed charges	4.1	x	3.6	x	2.1	x	1.2	x	0.6	x

        For the purposes of computing the ratio of earnings to fixed charges, (1) earnings consist of income (loss) from operations before income taxes plus fixed charges, and (2) fixed charges consist of interest expense, amortization of debt issuance costs, redemption, dividends and accretion on preferred stock, and the portion of the operating lease rental expense deemed to be representative of the interest factor.

DESCRIPTION OF SECURITIES

        We may issue from time to time, in one or more offerings, the following securities:

  •
  debt securities, which may be senior or subordinated;

  •
  shares of common stock, $0.01 par value per share;

  •
  shares of preferred stock, $0.01 par value per share; and

  •
  warrants exercisable for common stock.

We will set forth in the applicable prospectus supplement a description of the debt securities, common stock, preferred stock or warrants that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

SELLING STOCKHOLDERS

        Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 which are incorporated by reference into this prospectus or any prospectus supplement.

VALIDITY OF SECURITIES

        The validity of the securities to be sold pursuant to this prospectus will be passed upon for us by Davis, Malm & D'Agostine, P.C., Boston, Massachusetts, counsel to the Company. Legal matters will be passed upon for the underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements, the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of Clean Harbors, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007 and Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006), and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        We will bear all expenses incurred in connection with the registration of the shares offered in this registration statement under the Securities Act of 1933, as amended (the "Securities Act") and qualification or exemption of the registered shares under state securities laws. The following table sets forth the various expenses which we anticipate we will incur, other than discounts, concessions and brokerage commissions:

SEC filing fee	$	*
Trustee's fees and expenses		**
Rating agency fees		**
Listing fees		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent fees		**
Miscellaneous		**

Total:	$	**

    *
    The Registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

    **
    These fees and expenses will depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Sections 8.51 and 8.52 of the Massachusetts Business Corporation Act, as amended, give Massachusetts corporations the power to indemnify each of their present and former officers or directors under certain circumstances if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation. In our Restated Articles of Organization and By-Laws, we provide for such indemnification of our officers and directors to the extent permitted by law. Reference is made to Article 6 of our Restated Articles of Organization filed as Exhibit 3.1A to our Report on Form 8-K dated May 18, 2005, and Article VII of our Amended and Restated By-Laws filed as Exhibits 3.4B to our Report on Form 8-K dated April 4, 2005, and incorporated herein by reference, for the applicable provisions regarding the indemnification of directors and officers.

        We also maintain director and officer liability insurance which provides for protection of our directors and officers against liabilities and costs which they may incur in such capacities, including liabilities arising under the Securities Act of 1933, as amended.

Item 16.    Exhibits

        See the Exhibit Index on Page II-7, which Index is incorporated herein by reference

Item 17.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
if the Registrant is relying on Rule 430B:

a.
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

b.
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchase by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Reference is made to the indemnification provisions described in Item 15 of this Registration Statement.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts on this 17th day of April, 2008.

Clean Harbors, Inc.
By:	/s/ ALAN S. MCKIM Alan S. McKim Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Clean Harbors, Inc., hereby severally constitute and appoint James M. Rutledge, John R. Beals, and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Clean Harbors, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN S. MCKIM Alan S. McKim	Chairman of the Board of Directors, President and Chief Executive Officer	April 17, 2008
/s/ JAMES M. RUTLEDGE James M. Rutledge	Executive Vice President and Chief Financial Officer	April 17, 2008
/s/ JOHN R. BEALS John R. Beals	Controller and Chief Accounting Officer	April 17, 2008
/s/ EUGENE BANUCCI Eugene Banucci	Director	April 17, 2008
/s/ JOHN D. BARR John D. Barr	Director	April 17, 2008
/s/ JOHN P. DEVILLARS John P. DeVillars	Director	April 17, 2008

/s/ JOHN F. KASLOW John F. Kaslow	Director	April 17, 2008
/s/ DANIEL J. MCCARTHY Daniel J. McCarthy	Director	April 17, 2008
/s/ JOHN T. PRESTON John T. Preston	Director	April 17, 2008
/s/ ANDREA ROBERTSON Andrea Robertson	Director	April 17, 2008
/s/ THOMAS J. SHIELDS Thomas J. Shields	Director	April 17, 2008
/s/ LORNE R. WAXLAX Lorne R. Waxlax	Director	April 17, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1A	Restated Articles of Organization of Clean Harbors, Inc. (incorporated by reference to Exhibit 3.1A to the Registrant's Report on Form 8-K dated May 18, 2005 (file 0-16379))
3.4B	Amended and Restated By-Laws of Clean Harbors, Inc. (incorporated by reference to Exhibit 3.4B to the Registrant's Report on Form 8-K dated April 4, 2005 (file 0-16379)).
4.1*	Form of Indenture for Debt Securities (including form of Note)
5.1**	Opinion of Davis, Malm & D'Agostine, P.C.
12.1**	Statement re computation of earnings to fixed charges
23.1**	Consent of Deloitte & Touche LLP
23.2**	Consent of Davis, Malm & D'Agostine, P.C. (included in Exhibit 5.1)
24**	Power of Attorney (included on the signature page to this registration statement)
25*	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee, in respect of the indenture

*
To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.

**
Filed herewith.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION BY REFERENCE
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SECURITIES
SELLING STOCKHOLDERS
VALIDITY OF SECURITIES
EXPERTS
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX